Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bionik Laboratories Corp. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dan Gonsalves, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 9, 2022	/s/ Dan Gonsalves
Dan Gonsalves
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)